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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------



                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported): February 3, 1997 (January 27,
                                      1997)


                            SPIEKER PROPERTIES, INC.
                          (Exact name of Registrant as
                            Specified in its Charter)

                                   CALIFORNIA
                          (State or Other Jurisdiction
                                of Incorporation)

                                     1-12528
                            (Commission File Number)

                                   94-3185802
                        (IRS Employer Identification No.)


                               2180 SAND HILL ROAD
                              MENLO PARK, CA 94025
                                 (415) 854-5600
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)









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Item 5.     OTHER EVENTS.

        On January 27, 1997, Spieker Properties, Inc. (the "Company") completed its public offering of 10,000,000 shares of the Company's Common Stock (excluding up to 1,500,000 shares that may be issued upon exercise of an over-allotment option) at $34.50 per share. The Company will use a portion of these net proceeds from the public offering to fund the acquisition of a portfolio of predominately office properties located in Emeryville, California (the "Emeryville Portfolio"). A copy of the Contribution Agreement and Registration Rights and Lock-up Agreement relating to the acquisition of the Emeryville Portfolio have been included as exhibits hereto.

Item 7.     EXHIBITS.

      (c) Pricing Agreement dated January 21, 1996, relating to the public offering of 11,500,000 shares of the Company's Common Stock (including 1,500,000 shares that may be issued upon execution of an over-allotment option).

            Contribution Agreement relating to the acquisition of the Emeryville Portfolio.

            Registration Rights and Lock-up Agreement relating to the acquisition of the Emeryville Portfolio


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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SPIEKER PROPERTIES, INC.




Date:  February 3, 1997             By: /s/ Craig C. Vought
                                        ----------------------------------
                                          Craig C. Vought
                                          Executive Vice President and
                                          Chief Financial Officer


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                                  EXHIBIT INDEX




   EXHIBIT                   DESCRIPTION
--------------  -----------------------------------------------
     1.1 Pricing Agreement dated January 21, 1996, relating to the public offering of 11,500,000 shares of the Company's Common Stock (including 1,500,000 shares that may be issued upon execution of an over-allotment option).
    10.1 Contribution Agreement relating to the acquisition of the Emeryville Portfolio.
    10.2 Registration Rights and Lock-up Agreement relating to the acquisition of the Emeryville Portfolio